Exhibit 99.1

FOR IMMEDIATE RELEASE

SOFTECH ANNOUNCES IMPROVED PROFITABILITY FOR THIRD QUARTER FY 2009

Net Income rises substantially; operating cash flows improve significantly

LOWELL, Mass. – April 17, 2009 – SofTech, Inc. (OTCBB: SOFT), a proven provider of Product Lifecycle Management (PLM) solutions, today announced financial results for the third quarter of Fiscal Year 2009 (quarter ended February 28, 2009). Revenue was approximately $2.2 million for Q3 2009, as compared to $2.4 million for Q3 2008 (quarter ended February 29, 2008).

The Company’s profitability improved substantially, with net income increasing by approximately $338,000, from a loss of $133,000 ($.01 per share) in Q3 2008, to net income of approximately $205,000 ($.02 per share) in Q3 2009. For the nine months ended February 28, 2009, the Company’s net income increased by approximately $1.3 million, from a loss of $350,000 ($.03 per share) in the comparable prior period to net income of approximately $972,000 ($.08 per share).

Net cash flows from operating activities also improved considerably during the first nine months of FY 2009, increasing approximately $1.2 million from negative $61,000 during the first nine months of FY 2008 to positive net operating cash flows of $1.1 million in the first nine months of FY 2009. The Consolidated Statement of Cash Flows for the nine months ended February 28, 2009 and February 29, 2008 is included in the attached Financial Summary.

Earnings before Interest, Taxes, Depreciation and Amortization (“EBITDA”), a non- GAAP financial measure, decreased $60,000, from $560,000 in Q3 2008 to $500,000 in Q3 2009, (an 11% decrease).  For the first nine months of FY 2009, EBITDA increased $200,000, from $1.8 million in the comparable prior period to $2 million (a 9% increase).  A reconciliation of EBITDA to Net Income (Loss) is provided on the attached Financial Summary.

The Company’s revenue is derived almost entirely from technology acquisitions completed between 1997 and 2002, and the Company’s operations are not capital intensive.  As of February 28, 2009, approximately 2.8% of the Company’s assets represent amortizable intangible assets related to these historical acquisitions. The Company does not anticipate making further acquisitions in the foreseeable future.  For the quarter ended February 28, 2009, amortization expense (a non-cash expense) related to these intangible assets were approximately 5% of total expenses, 4.5% of total revenue and 49% of net income. Further, the periods over which these intangible costs are expensed are highly judgmental.

The Company believes that EBITDA is useful supplemental information for investors, when considered along with net income and other income statement data.   The Company believes that EBITDA is useful because it provides investors with information concerning the potential longer term profitability of the Company’s technology assets (subsequent to full amortization of costs), as amortization of acquisition costs has been added back to net income in arriving at EBITDA.  Further, management believes that EBITDA provides a useful financial metric by which the Company can be compared with other companies that have different capital structures (interest (a cost of capital) has been added back to net income in arriving at EBITDA).  It is also management’s belief that this non-GAAP measure of performance continues to be used in the investment community as a financial metric for business valuation purposes.

However, the Company believes that EBITDA is not a substitute for cash flow from operating activities, which is disclosed above and in the Company’s financial statements.  Investors should carefully review the financial statements of the Company in their entirety in order to obtain a complete understanding of the Company’s financial condition and results of operations.

About SofTech

SofTech, Inc. (OTCBB: SOFT) is a proven provider of product lifecycle management (PLM) solutions, including its flagship ProductCenter™ PLM solution, and its computer-aided design and manufacturing (CAD/CAM) products, including CADRA™ and Prospector™.

SofTech's solutions accelerate products and profitability by fostering innovation, extended enterprise collaboration, product quality improvements, and compressed time-to-market cycles. SofTech excels in its sensible approach to delivering enterprise PLM solutions, with comprehensive out-of-the-box capabilities, to meet the needs of manufacturers of all sizes quickly and cost-effectively.

Over 100,000 users benefit from SofTech software solutions, including General Electric Company, Goodrich, Honeywell, Siemens, Sikorsky Aircraft, U.S. Army, and Whirlpool Corporation. Headquartered in Lowell, Massachusetts, SofTech (www.softech.com) has locations and distribution partners throughout North America, Europe, and Asia.

SofTech, CADRA, ProductCenter and Prospector are trademarks of SofTech, Inc. All other products or company references are the property of their respective holders.

Forward Looking Statements

The statements made herein may represent “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934 and are subject to a number of risks and uncertainties. These include, among other risks and uncertainties, whether we will be able to generate sufficient cash flow from operations to fund working capital needs, maintain the existing relationship with our lender, successfully introduce and attain market acceptance of planned new products, attract and retain qualified personnel, in an extremely competitive environment, both in our existing markets and in new territories, and the potential obsolescence of our technologies..

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” and similar expressions intended to identify forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements. Given these uncertainties, you should not place undue reliance on any forward-looking statements. Also, these forward-looking statements represent our estimates and assumptions only as of the date of this release. Except as otherwise required by law, we expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement contained in this release to reflect any change in our expectations or any change in events, conditions or circumstances on which any of our forward-looking statements are based.  We qualify all of our forward-looking statements by these cautionary statements.

Contact:

Jean J. Croteau

President

(978) 513-2700

SOFTECH, INC.

FINANCIAL SUMMARY

(In thousands, except per share data)

Statements of Operations (unaudited):

	For the Three Month Period Ended
	February 28, 2009	February 29, 2008
Revenue	$2,230	$2,445
Income from operations	387	191
Net income (loss)	205	(133)
Basic and diluted income (loss) per share	.02	(.01)

	For the Nine Month Period Ended
	February 28, 2009	February 29, 2008
Revenue	$7,257	$7,654
Income from operations	1,686	678
Net income (loss)	972	(350)
Basic and diluted income (loss) per share	.08	(.03)

Reconciliation of EBITDA to Net Income (Loss) (unaudited):

To arrive at EBITDA, net loss, calculated in accordance with GAAP, is adjusted below by adding back interest expense, taxes, non-cash expenses related to amortization of intangible assets resulting from acquisitions, and depreciation expense.

	For the Three Month Period Ended		Percentage of Total Expense February 28, 2009	Percentage of Total Expense February 29, 2008
	February 28, 2009	February 29, 2008
Net income (loss)	$205	$(133)
Plus: Interest Expense	178	324	9%	13%
Plus: Depreciation Expense	16	15	1%	1%
Plus: Amortization Expense	101	354	5%	14%
EBITDA	500	560

	For the Nine Month Period Ended		Percentage of Total Expense February 28, 2009	Percentage of Total Expense February 29, 20087
	February 28, 2009	February 29, 2008
Net income (loss)	$972	$(350)
Plus: Interest Expense	631	1,028	10%	13%
Plus: Depreciation Expense	48	50	1%	-
Plus: Amortization Expense	304	1,062	5%	13%
EBITDA	1,955	1,790

SOFTECH, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

For The Nine Months Ended

(unaudited)

	February 28,	February 29,
	2009	2008
	(in thousands)
Cash flows from operating activities:
Net income	$972	$(350)
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	352	1,112
Provision for uncollectible accounts	25	-

Change in operating assets and liabilities:
Accounts receivable	169	(507)
Prepaid expenses and other assets	(70)	(117)
Accounts payable and accrued expenses	(56)	130
Deferred revenue	(241)	(329)
Total adjustments	(176)	289

Net cash provided by operating activities	1,148	(61)

Net cash provided by investing activities:
Capital expenditures	(34)	(6)
Net cash used in investing activities	(34)	(6)

Cash flows from financing activities:
Borrowings under debt agreements	-	150
Repayments under debt agreements	(1,252)	(575)
Repayments under capital lease	(23)	(23)
Net cash used in financing activities	(1,275)	(448)

Effect of exchange rates on cash	71	(62)

Net decrease in cash and cash equivalents	(115)	(577)
Cash and cash equivalents, beginning of year	900	1,048
Cash and cash equivalents, end of year	$785	$471

4